Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-266489, 333-262759, 333-253080, 333-236473, 333-230024, 333-223511, 333-216931, and No. 333-269688 on Form S-8 of our reports dated February 6, 2024, relating to the financial statements of Alteryx, Inc. and the effectiveness of Alteryx, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Los Angeles, California
February 6, 2024